EXHIBIT 23.2

December 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Competitive Companies, Inc. 2007 Non-Qualified Attorney’s and Accountant’s Stock Compensation Plan, of our report dated March 29, 2007, with respect to our audit of the financial statements of Competitive Companies, Inc. included in its Annual Report of Form 10-KSB as of December 31, 2006 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Lawrence Scharfman

Lawrence Scharfman & Co. CPA P.C.

Boynton Beach, FL